UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2017 (August 11, 2017)

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-51734 (Commission File Number)	35-1811116 (IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On August 11, 2017, Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet Lubricants”) and a wholly-owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Partnership”) (NASDAQ: CLMT), a Delaware limited partnership, entered into a membership interest purchase agreement (the “Purchase Agreement”) with Husky Superior Refining Holding Corp., a Delaware corporation (“Husky”), pursuant to which, at the closing, Husky will acquire from Calumet Lubricants (the “Transaction”) all of the issued and outstanding membership interests in Calumet Superior, LLC, a Delaware limited liability company (“Superior”), which owns a refinery located in Superior, Wisconsin (the “Superior Refinery”) and associated inventories, the Superior Refinery’s wholesale marketing business and related assets, including certain owned or leased product terminals, and certain crude gathering assets and line space in North Dakota. Under the Purchase Agreement, Husky has agreed to pay $435 million in cash plus an additional payment for net working capital, inventories, and reimbursement of certain capital spending, to be determined at closing.  Had the Transaction closed on June 30, 2017, the additional payment would have been $61.5 million given then-current balance sheet and commodity prices. The Transaction is expected to close in the fourth quarter of 2017, subject to customary closing conditions and receipt of regulatory approvals.
Calumet Lubricants and Husky have made customary representations and warranties and have agreed to customary covenants in the Purchase Agreement, including the agreement of Calumet Lubricants, subject to certain exceptions, to cause Superior to conduct its business in the ordinary course and to refrain from engaging in certain activities during the period from the execution of the Purchase Agreement to the closing of the Transaction. The consummation of the Transaction is subject to the satisfaction of customary closing conditions, including, among other things, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), approval of the Transaction by the Committee on Foreign Investment in the United States (“CFIUS”), the receipt of specified third-party consents and approvals, and the absence of a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of Superior. The Purchase Agreement provides that the closing will occur as soon as possible, but, unless otherwise agreed by Calumet Lubricants and Husky, in no event later than three business days after satisfaction or waiver of all conditions to closing. There is no assurance that all of the conditions to the consummation of the Transaction will be satisfied.
The Purchase Agreement contains certain customary termination rights for both Calumet Lubricants and Husky, including, among others, the right of either party to terminate the Purchase Agreement if, subject to certain exceptions, the Transaction is not consummated by November 9, 2017, which date shall be automatically extended to December 31, 2017 if the closing condition relating to (i) the expiration or early termination of the waiting period under the HSR Act or (ii) CFIUS approval has not been satisfied by such date. In the event of a termination of the Purchase Agreement, neither Calumet Lubricants nor Husky will be required to pay a termination fee. However, in the event either party terminates the Purchase Agreement because of a breach by the other party of any of its obligations, representations, warranties, agreements or covenants, the non-breaching party may pursue all legal remedies against the breaching party, and such remedies survive the termination unimpaired.
In connection with the Transaction, Husky Oil Operations Limited, an Alberta corporation (“Husky Oil”), entered into a Buyer Parent Guaranty with Calumet Lubricants, under which Husky Oil agreed to guarantee the obligations of Husky under the Purchase Agreement (the “Guaranty”).
The foregoing description of the Purchase Agreement and the Guaranty provides only a summary of the Purchase Agreement and the Guaranty and the transactions contemplated thereunder, does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Guaranty, copies of which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On August 14, 2017, the Partnership issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1. The press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of

1934, as amended (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by the Partnership under the Exchange Act or the Securities Act of 1933, as amended.
Unitholder Tax Disclosure
The transaction is expected to result in a taxable gain allocated among the Calumet unitholders in 2017. Based on management’s projections and assumptions, Calumet anticipates unitholders who purchase CLMT units in 2017, and hold such units throughout the remainder of 2017, will generally not incur a tax liability.  While each unitholder’s tax situation is different, management does not expect a significant tax burden for the vast majority of unitholders, particularly those subject to passive activity loss rules.   This should not be construed as being tax advice and unitholders should consult their own tax advisors.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements and information in this Current Report on Form 8-K may constitute “forward-looking statements.” The words “may,” “intend,” “believe,” “expect,” “anticipate,” “estimate” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements include, without limitation, satisfaction of the conditions to the closing of the Transaction and the possibility that the Transaction will not close; and timing of the completion of the proposed Transaction. These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on the Partnership. While the Partnership believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that the Partnership currently anticipates. All subsequent written and oral forward-looking statements concerning the Partnership, Husky, the proposed transactions or other matters and attributable to the Partnership or Husky or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*	Membership Interest Purchase Agreement, dated as of August 11, 2017, by and between Calumet Lubricants Co., Limited Partnership and Husky Superior Refining Holding Corp.
10.1	Buyer Parent Guaranty, dated as of August 11, 2017, by and between Husky Oil Operations Limited and Calumet Lubricants Co., Limited Partnership.
99.1	Press release of Calumet Specialty Products Partners, L.P., dated August 14, 2017, announcing the Transaction.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

August 14, 2017	By:	/s/ D. West Griffin
Name: D. West Griffin
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Membership Interest Purchase Agreement, dated as of August 11, 2017, by and between Calumet Lubricants Co., Limited Partnership and Husky Superior Refining Holding Corp.
10.1	Buyer Parent Guaranty, dated as of August 11, 2017, by and between Husky Oil Operations Limited and Calumet Lubricants Co., Limited Partnership.
99.1	Press release of Calumet Specialty Products Partners, L.P., dated August 14, 2017, announcing the Transaction.

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K.